UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Rd, Suite 100

Middleton, MA 01949

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 17, 2026, SCWorx Corp. (the “Company”) received a written decision (the “Decision”) from a Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company’s request to continue the listing of its common stock on Nasdaq, subject to the conditions described below.

As previously disclosed, trading in the Company’s common stock was suspended on April 14, 2026 as a result of the Company’s failure to satisfy the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), which requires that the Company maintain a minimum closing bid price of $1.00 per share (the “Bid Price Rule”). The Company appealed the Staff’s delisting determination to the Panel, and the Decision resolves that appeal.

Under the terms of the Decision, the Company must satisfy the following conditions in order for trading of its common stock to be reinstated on Nasdaq: (i) on or before July 22, 2026, the Company must obtain shareholder approval for a reverse stock split at a ratio sufficient to achieve a post-split price reasonably expected to sustain compliance with the Bid Price Rule; (ii) on or before August 3, 2026, the Company must effect a reverse stock split; and (iii) on or before August 28, 2026, the Company must demonstrate compliance with the Bid Price Rule by evidencing a closing bid price at or above $1.00 per share for a minimum of 20 consecutive trading days.

If the Company does not satisfy these conditions by the applicable deadlines, its common stock would be delisted from Nasdaq and trading on Nasdaq would not be reinstated, in which case the common stock would continue to be quoted on the OTC Markets, subject to compliance with applicable OTC Markets rules. The Panel reserved the right to reconsider the terms of the exception it granted, should any developments arise that, in the Panel’s judgment, make continued listing of the Company’s securities inadvisable or unwarranted. In addition, under applicable Nasdaq rules, the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review the Decision within 45 calendar days after its issuance, and upon any such review may affirm, modify, reverse, dismiss or remand the Decision.

In connection with the suspension of trading on Nasdaq, the Company has received approval from OTC Markets to have its common stock quoted on the OTCQB Market.

On June 23, 2026, the Company issued a press release announcing the Decision. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by SCWorx Corp. on June 23, 2026 (furnished, not filed).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2026

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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